Amended Exhibit A

dated January 27, 2023

to

THE ADVISORS’ INNER CIRCLE FUND III

Amended and Restated Shareholder Services Plan

dated December 10, 2015

Shareholder Service Fees

Fund	Class of Shares	Maximum Shareholder Service Fee
MetLife Core Plus Fund	R Class Shares	0.25%
MetLife Multi-Sector Fixed Income Fund	R Class Shares	0.25%
Knights of Columbus Core Bond Fund	Class S Shares	0.20%
Knights of Columbus Limited Duration Fund	Class S Shares	0.20%
Knights of Columbus Large Cap Growth Fund	Class S Shares	0.20%
Knights of Columbus Large Cap Value Fund	Class S Shares	0.20%
Knights of Columbus Small Cap Fund	Class S Shares	0.20%
Knights of Columbus International Equity Fund	Class S Shares	0.20%
Knights of Columbus Long/Short Equity Fund	Class S Shares	0.20%
Knights of Columbus U.S. All Cap Index Fund	Class S Shares	0.20%
Knights of Columbus Real Estate Fund	Class S Shares	0.20%
PineBridge Dynamic Asset Allocation Fund	Investor Servicing Shares	0.15%
Redwheel Global Emerging Equity Fund	Class N Shares	0.15%
	Class I Shares
GQG Partners Emerging Markets Equity Fund	Investor Shares	0.25%
GQG Partners US Select Quality Equity Fund	Investor Shares	0.25%
GQG Partners Global Quality Equity Fund	Investor Shares	0.25%
GQG Partners Global Quality Dividend Income Fund	Investor Shares	0.25%
GQG Partners International Quality Dividend Income Fund	Investor Shares	0.25%
GQG Partners US Quality Dividend Income Fund	Investor Shares	0.25%
Nicholas Partners Small Cap Growth Fund	Retail Shares	0.10%
	Institutional Shares

Aperture New World Opportunities Fund	Class X Shares	0.15%
Aperture Endeavour Equity Fund	Class X Shares	0.15%
Aperture Discover Equity Fund	Class X Shares	0.15%
Aperture International Equity Fund	Class X Shares	0.15%
Legal & General Retirement Income 2040 Fund	W Shares	0.10%
	Institutional Shares	0.15%
	R6 Shares	0.20%
Legal & General Long Duration U.S. Credit Fund	Institutional Shares	0.15%
Legal & General Long Life Fund	W Shares	0.10%
	Institutional Shares	0.15%
	R6 Shares	0.20%
SouthernSun Small Cap Fund	Class N Shares	0.15%
	Class I Shares
SouthernSun U.S. Equity Fund	Class N Shares	0.15%
	Class I Shares
ARGA Emerging Markets Value Fund	Investor Shares	0.15%
ARGA International Value Fund	Investor Shares	0.15%
Barrow Hanley Emerging Markets Value Fund	Y Shares	0.15%
Barrow Hanley International Value Fund	Y Shares	0.15%
Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund	Y Shares	0.15%
Barrow Hanley Total Return Bond Fund	Y Shares	0.15%
Barrow Hanley Credit Opportunities Fund	Y Shares	0.15%
Barrow Hanley Floating Rate Fund	Y Shares	0.15%
Barrow Hanley US Value Opportunities Fund	Y Shares	0.15%
Mesirow Enhanced Core Plus Fund	Institutional Shares	0.15%
	Investor Shares	0.15%
Mesirow High Yield Fund	Institutional Shares	0.15%
	Investor Shares	0.15%
Mesirow Small Company Fund	Institutional Shares	0.15%
	Investor Shares	0.15%

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